SUBSIDIARIES OF THE REGISTRANT


                          Jurisdiction of Incorporation       Name Under Which
Name                            of Origination             Business is Conducted
----                            --------------             ---------------------

First Carnegie Deposit            United States                     (1)

Fedcar, Inc. (2)                  Pennsylvania                      (1)


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(1)  Same as corporate name
(2)  Subsidiary of First Carnegie Deposit.